Exhibit 10.4

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 20[__]-[_],

as Issuer,

MECHANICS BANK,

as Servicer,

and

[●],

as Asset Representations Reviewer

ASSET REPRESENTATIONS

REVIEW AGREEMENT

Dated as of [●] 1, 20[__]

i

ii

This ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [•] 1, 20[__] (as amended, restated or otherwise modified from time to time, this “Agreement”), is among California Republic Auto Receivables Trust 20[__]-[_], a Delaware statutory trust, as issuer (the “Issuer”), Mechanics Bank, a California corporation authorized to transact a banking business, as servicer (the “Servicer”), and [•], a [•], as asset representations reviewer (the “Asset Representations Reviewer”).

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform a review of certain receivables arising in connection with motor vehicle installment sales contracts and installment loans for compliance with certain representations and warranties made by Mechanics Bank and the Depositor with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such review in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01.  Usage and Definitions. Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of [•] 1, 20[__], among the Issuer, California Republic Funding, LLC, the Servicer and [•], which Appendix is hereby incorporated into and made a part of this Agreement. Appendix A also contains rules as to usage applicable to this Agreement.

Section 1.02.  Additional Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the respective meanings set forth below for all purposes of this Agreement. In the event of any conflict between a definition appearing below and any other Basic Document, the definition appearing below shall control for purposes of this Agreement.

“Annual Fee” has the meaning stated in Section 4.03(a).

“Annual Period” means each annual period commencing on the Closing Date, in the case of the first such period, and otherwise on the most recent anniversary of the Closing Date and ending on the next anniversary of the Closing Date.

“ARR Indemnified Person” means each of the Asset Representations Reviewer and its officers, directors, employees and agents.

“Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including (i) lists of Review Receivables and any related Review Materials, (ii) origination and servicing guidelines, policies and procedures, and form contracts and (iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives; provided, that Confidential Information will not include information that (a) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (b) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (c) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (d) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

“Eligible Representations” means those representations identified in Schedule B

“Contract” has the meaning stated in Schedule A.

“Information Recipients” means the Asset Representations Reviewer and its officers, directors, employees, agents, representatives or affiliates, including legal counsel.

“Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

“Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.

“Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Review Receivable according to Section 3.03.

“Review Fee” has the meaning stated in Section 4.03(b).

“Review Materials” means, for a Review and a Review Receivable, the documents and other materials listed in Schedule A, as applicable.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.05 of the Indenture.

“Review Receivables” means those Receivables identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section 3.01.

“Review Report” means the report prepared and delivered by the Asset Representations Reviewer pursuant to Section 3.04, which will, among other things, (i) indicate for each Review Receivable whether there was a Test Pass, Test Fail or Test Complete for each related Test, (ii) include, for each Test Fail or Test Complete, the related reason for such Test Fail or Test Complete, including (for example) whether the Review Receivable was a Test Fail as a result of missing or incomplete Review Materials and (iii) contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received.

“Test Complete” has the meaning stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

“Tests” mean the procedures listed in Schedule B as applied to the process described in Section 3.03.

Section 1.03.  Review Materials and Test Definitions. Capitalized terms or terms or phrases in quotation marks used in the Tests, if not defined in Appendix A to the Sale and Servicing Agreement or in this Agreement, including Schedule A to this Agreement, refer to sections, titles or terms in the Contract or other Review Materials.

ARTICLE TWO

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.01.  Engagement; Acceptance. The Issuer engages [•] to act as the Asset Representations Reviewer for the Issuer. [•] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.02.  Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (i) reviewing the Receivables for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement, (ii) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents or (iii) determining if any Receivable is required to be repurchased.

ARTICLE THREE

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01. Review Notices. On receipt of a Review Notice from the Indenture Trustee according to Section 7.05 of the Indenture, the Asset Representations Reviewer will start a Review. Once a Review Notice has been issued, the Servicer will provide the list of Review Receivables to the Asset Representations Reviewer within ten Business Days. The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice and the related list of Review Receivables is received. The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Receivables provided by the Servicer.

Section 3.02. Review Materials.

(a)      Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Review Receivables within 60 days after receipt of the Review Notice in one or more of the following ways: (i) by providing access to the Servicer’s receivables systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer where the Receivable Files are located or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b)      Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 20 days before completing the Review. The Servicer will have 15 days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency. If the missing Review Materials or other documents have not been provided by the Servicer within 15 days, the related Review Receivable will have a Test Fail for the Test or Tests that require use of the missing or insufficient Review Materials. If the Contract for any Review Receivable is not provided or is illegible, the Asset Representations Reviewer will be unable to perform any Tests and the related Review Receivable will have an overall Test Fail for all Tests. In either of these cases, the Test or Tests will be considered completed and the Review Report will report a Test Fail for the related Review Receivable or applicable representation or warranty and the reason for the Test Fail.

Section 3.03.  Performance of Reviews.

(a)      Test Procedures. For a Review, the Asset Representations Reviewer will perform for each Review Receivable the Test for each Eligible Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials. For each Test and Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)      Review Period. The Asset Representations Reviewer will complete the Review of all of the Review Receivables within 60 days after receiving access to the Review Materials. If, however, missing or additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b) or the Asset Representations Reviewer requires clarification of any Review Materials or testing procedures, the Review period will be extended for an additional 30 days.

(c)      Completion of Review for Certain Review Receivables. Following the delivery of the list of the Review Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Receivable has been paid in full by the Obligor or purchased from the Issuer by Mechanics Bank, the Depositor or the Servicer in accordance with the Basic Documents. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Receivable and the Review of such Review Receivable will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Review Receivable and the related reason.

(d)      Duplicative Tests. If the same Test is required for more than one representation or warranty, the Asset Representations Reviewer will only perform the Test once for each Review Receivable but will report the results of the Test for each applicable representation or warranty on the Review Report.

(e)      Termination of Review. If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.04.  Review Reports. Within five days after the end of the applicable Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer and the Indenture Trustee a Review Report. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII or any Personally Identifiable Information. On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional detail on the Test results.

Section 3.05.  Review Representatives.

(a)      Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review,

including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)      Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of a Review.

(c)      Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06.  Dispute Resolution. If a Review Receivable that was a subject of a Review becomes the subject of a dispute resolution proceeding under Section 3.04 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid, in the case of (i) an arbitration, by a party to the dispute resolution as determined by the arbitrator for the dispute resolution, and (ii) a mediation, as the parties shall mutually determine, in each case according to Section 3.04 of the Sale and Servicing Agreement. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.03(d).

Section 3.07.  Limitations on Review Obligations.

(a)        Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture; (ii) to determine which Receivables are subject to a Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials, (v) to take any action or cause any other party to take any action under any of the Basic Documents or to enforce any remedies for breaches of Eligible Representations, (vi) to determine the reason for the delinquency of any Review Receivable, the creditworthiness of any Obligor, the overall quality of any Review Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Review Receivable or (vii) to establish cause, materiality or recourse for any Test Fail.

(b)        Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the “Tests” listed in Schedule A, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than a Review Report. The Asset Representations Reviewer may, however, provide additional information about any Review Receivable that it determines in good faith to be material to the Review.

ARTICLE FOUR

ASSET REPRESENTATIONS REVIEWER

Section 4.01.  Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a)      Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited partnership in good standing under the laws of State of [•]. The Asset Representations Reviewer is qualified as a foreign entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)      Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)       No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a Governmental Authority having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)      No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a Governmental Authority having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)      Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.01.

Section 4.02.  Covenants. The Asset Representations Reviewer covenants and agrees that:

(a)      Eligibility. It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.01.

(b)      Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

(c)      Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

Section 4.03.  Fees and Expenses.

(a)      Annual Fee. The Issuer will, or will cause the Servicer to, pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee (the “Annual Fee”) with respect to each Annual Period prior to the termination of the Servicer, in an amount equal to $[•]. The Annual Fee will be paid as agreed by the Issuer and the Asset Representations Reviewer until this Agreement is terminated; provided, however, that if the Asset Representations Reviewer resigns or is removed in accordance with Section 5.02, then the Asset Representations Reviewer shall refund to the Issuer a portion of the Annual Fee attributable to the portion of the annual period during which the Asset Representations Reviewer will no longer act as Asset Representations Reviewer, assuming for purposes of such calculation that the Annual Fee for each day during the annual period is an amount equal to the Annual Fee divided by 365.

(b)    Review Fee. Following the completion of a Review and the delivery to the Indenture Trustee of the related Review Report pursuant to Section 3.03, or the termination of a Review according to Section 3.03(e), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of up to $[•] for each Review Receivable for which the Review was started (the “Review Fee”), payable by the Servicer. However, no Review Fee will be charged for any Review Receivable which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.03(e) or due to missing or insufficient Review Materials under Section 3.02(b). If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer according to the priority of payments in Section 5.04 of the Sale and Servicing Agreement starting on or before the Payment Date in that month. If, however, a Review is terminated according to Section 3.03(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five Business Days before the final Payment Date to be reimbursed no later than the final Payment Date.

(c)      Reimbursement of Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed invoice. In addition, the Servicer shall reimburse the Asset Representations Reviewer for any reasonable out of pocket fees and expenses for opinions of counsel incurred in connection with the execution of this Agreement.

(d)      Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(e)      Payment of Invoices. Whenever applicable pursuant to this Section, the fees and expenses of the Asset Representations Reviewer are to be paid via the priority of payments described in Section 5.04 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable. The Asset Representations Reviewer will issue invoices to the Issuer at the notices addresses set forth in Section 11.04 of the Indenture and Issuer shall pay all invoices submitted by the Asset Representations Reviewer no later than the Payment Date relating to the Collection Period that includes the 30th day following the receipt by the Issuer, in accordance with the priority of payments described in Section 5.04 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable.

Section 4.04.  Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. The Asset Representations Reviewer will, however, be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.05.  Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee and their respective directors, officers, employees, legal representatives and agents for all fees, expenses, losses, damages and liabilities, including the reasonable fees and expenses incurred with the enforcement of the Asset Representations Reviewer’s indemnification or other obligations hereunder, resulting from the Asset Representation’s (i) willful misconduct, bad faith or negligence in performing its obligations under this Agreement or (ii) breach of any of its representations or warranties in this Agreement.

The Asset Representations Reviewer’s obligations under this Section will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.06.  Indemnification of Asset Representations Reviewer.

(a)      Indemnification. The Issuer will, or will cause the Administrator to, indemnify each ARR Indemnified Person for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the Asset Representations Reviewer’s (i) willful misconduct, bad faith or negligence or (ii) breach of any of its representations or warranties in this Agreement.

(b)      Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.06(a), notify the Issuer and the Administrator of the Proceeding. The Issuer or the Administrator may participate in and assume the defense and settlement of a Proceeding at its expense. If the Issuer or the Administrator notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer and the Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, and an Indemnified Person. If there is a conflict, the Issuer or the Administrator will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Issuer and the Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

(c)      Survival of Obligations. The Issuer’s and the Administrator’s obligations under this Section will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)      Repayment. If the Issuer or the Administrator makes any payment under this Section and an ARR Indemnified Person later collects any of the amounts for which the payments were made to it from others, such ARR Indemnified Person will promptly repay the amounts to the Issuer or the Administrator, as applicable.

Section 4.07.  Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, at such party’s expense, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (i) the performance of its obligations under this Agreement, (ii) payment of its fees and expenses for its performance and (c) a claim made by it under this Agreement. In addition, the Asset Representations Reviewer will permit representatives of the Issuer, the Servicer or the Administrator to make copies and extracts of any of those documents, at such party’s expense, and to discuss them with officers and employees of the Asset Representations Reviewer. Each of the Issuer, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence the foregoing information except if disclosure may be required by Applicable Law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.08.  Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

Section 4.09.  Confidential Information.

(a)      Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section , and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by any Information Recipient other than for the purposes of performing Reviews of Review Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not, (i) purchase or sell securities issued by Mechanics Bank or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)      Protection. The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(c)      Disclosure. If the Asset Representations Reviewer is required by Applicable Law or regulation, rule or order issued by a Governmental Authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by Applicable Law, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer and the Servicer are unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(d)      Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section by its Information Recipients.

(e)      Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

Section 4.10.  Personally Identifiable Information.

(a)      Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with Applicable Law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(b)      Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)        The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer or (C) as required by Applicable Law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)        The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(c)      Notice of Breach. The Asset Representations Reviewer will notify the Issuer, the Administrator and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(d)      Return or Disposal of Issuer PII. Except where return or disposal is prohibited by Applicable Law, promptly on the earlier of the completion of the Review or the request of the Issuer, the Administrator or the Servicer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit its further use or disclosure of Issuer PII to that required by Applicable Law.

(e)      Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section. The Asset Representations Reviewer and the Issuer agree to modify this Section as necessary for either party to comply with Applicable Law.

(f)      Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer, the Administrator and the Servicer, and any of their authorized representatives at such party’s expense to audit the Asset Representations Reviewer’s compliance with this Section during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer and the Servicer agree to make reasonable efforts to schedule any audit described in this Section with the inspections described in Section 4.07. The Asset Representations Reviewer will also permit the Issuer, the Administrator and the Servicer and any of their authorized representatives during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill its obligations under this Agreement.

(g)      Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section , and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE FIVE

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.01.  Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (i) is not Affiliated with Mechanics Bank, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (ii) was not, and is not Affiliated with a Person that was, engaged by Mechanics Bank or any Underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.02.  Resignation and Removal of Asset Representations Reviewer.

(a)      No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under Applicable Law. The Asset Representations Reviewer will deliver a notice of its resignation to the Issuer, the Servicer and the Indenture Trustee, together with an Opinion of Counsel supporting its determination.

(b)      Removal. If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)        the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01; or

(ii)         the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)        an Insolvency Event of the Asset Representations Reviewer occurs.

(c)      Notice of Resignation or Removal. The Issuer will notify the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)      Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03.  Successor Asset Representations Reviewer.

(a)      Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b)      Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer, the Servicer and the Indenture Trustee an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)      Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer, the Servicer and the Administrator and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning its obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer, the Servicer, the Administrator or the successor Asset Representations Reviewer.

Section 5.04.  Merger, Consolidation or Succession. Any Person (i) into which the Asset Representations Reviewer is merged or consolidated, (ii) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (iii) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer, the Servicer and the Indenture Trustee an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE SIX

OTHER AGREEMENTS

Section 6.01.  Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer or the Owner Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer or the Owner Trustee and will not be considered an agent of the Issuer or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and either of the Issuer or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them. For avoidance of doubt, the Indenture Trustee will not be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.

Section 6.02.  No Petition. Each of the parties to this Agreement agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (i) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (ii) the Notes and the Certificates, it will not start or pursue against, or join any other Person in starting or pursuing against the Depositor or the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law. This Section will survive the termination of this Agreement.

Section 6.03.  Limitation of Liability of Owner Trustee. This Agreement has been signed on behalf of the Issuer by [●] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer. In no event will [●] in its individual capacity or a beneficial owner of the Issuer be liable for the Issuer’s obligations under this Agreement. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.04.  Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.05, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuer is terminated under the Trust Agreement.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.01. Amendments.

(a)        The parties may amend this Agreement:

(i)        to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(ii)         to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)        to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.01(a)(ii), with the consent of the Noteholders holding not less than 51% of the Note Balance of the Controlling Class.

(b)      Notice of Amendments. The Administrator will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Administrator will deliver a copy of the amendment to the Rating Agencies.

(c)      Consent of the Trustees. Notwithstanding anything to the contrary in this Section, any amendment to this Agreement that affects the rights and obligations of either Trustee will require the consent of the Trustee so affected, such consent not to be unreasonably withheld.

Section 7.02.  Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)      Assignment. Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)      Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.03. Notices.

(a)      Notices to Parties. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)        for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)        for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)        for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)        for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has occurred.

(b)      Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be addressed as stated in Section 10.03 of the Sale and Servicing Agreement or to another address as a party may give by notice to the other parties.

Section 7.04.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO HEREBYAGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 7.05.  No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.06.  Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.07.  Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.08.  Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Representations Review Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 20[__]-[_]

By: [●],
not in its individual capacity,
but solely as Owner Trustee

By:
Name:
Title:

MECHANICS BANK

By:
Name:
Title:

[●]

By:
Name:
Title:

(20[ ]-[ ])	20[__]-[_] Asset Representations Review Agreement

SCHEDULE A

REVIEW MATERIALS

1.      A copy of the Receivable File that includes the following documents, if applicable:

(a)	The retail installment sale contract or similar document that evidences the Receivable (the “Contract”)

(b)	The following documents related to the Contract (collectively, the “Amendments”):

(i)	Any correction notices to the Contract

(ii)	Any modification agreements completed by the parties to the Contract

(c)

The certificate of title, motor vehicle lien statement, application for title, application for registration for motor vehicle, certificate of origin or manufacturer statement of origin for a vehicle, or other evidence (including eAtlas reporting for electronic titling states) showing the security interest in the Financed Vehicle (collectively, the “Title Documents”)

(d)	Any ancillary documents for credit insurance, service contracts or other products and services (collectively, the “Ancillary Documents”)

(e)	Military orders

(f)	The credit application

(g)	State specific documents related to the Contract

2.      Copies of applicable Mechanics Bank procedures, as of the date of the Contract, including:

(a)	Mechanics Bank’s procedure listing approved contract forms as of the date of the Contract (the “List of Approved Contract Forms”)

(b)	Mechanics Bank’s procedure listing acceptable name variations of Mechanics Bank (the “List of Acceptable Name Variations”)

(c)	Mechanics Bank’s procedure listing approved providers and form numbers for service contracts and other products (the “List of Approved Products”)

SA-1

(d)	Mechanics Bank’s credit and underwriting guidelines (including exceptions and amendments thereto).

(e)	Mechanics Bank’s procedure listing approved Dealers and Dealer Agreements (“List of Approved Dealers”)

3.     A copy of the Agreement to Terms of Assignment (the “Dealer Assignment”)

4.      Applicable screen prints from Mechanics Bank’s receivables systems

5.      The Schedule of Receivables consisting of an electronic data file containing all of the pertinent fields and information with respect to each Receivable conveyed pursuant to the basic Documents.

SA-2

SCHEDULE B

REPRESENTATIONS, WARRANTIES AND TESTS

Representation:

(a)      Good Title. No Receivable (including the right to receive payments thereunder) has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner of and had good and marketable title to the Receivables free and clear of any Lien and had full right and power to transfer and assign the Receivables to the Purchaser and immediately upon the transfer and assignment of the Receivables to the Purchaser, the Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien and the Purchaser’s interest in the Receivables resulting from the transfer will be as of the Closing Date perfected under the UCC.

Test:    Observe the Contract and confirm it was completed electronically or, if completed on paper, confirm the Dealer’s signature is present as assignor either on the Contract or on a separate form. Observe the Receivable in Mechanics Bank’s receivables systems as of the end of the month in which the sale and assignment under the Basic Documents takes place and confirm that the Receivable is marked as sold and the pool number identified matches the pool number for the transaction related to the Basic Documents.

Representation:

(b)      No Assignment. As of the Closing Date, the Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the insurance policies relating to the Financed Vehicles or Dealer Agreements, or payments due under the Receivables.

Test:    Review the Receivable File and Mechanics Bank’s receivables systems to confirm there is no evidence of the Seller having conveyed rights under the Receivables or the related insurance policies other than the conveyances contemplated by this transaction.

Representation:

(c)      Past Due. As of the Cutoff Date, no Receivable was more than 30 days past due.

Test:    Review the Schedule of Receivables and Mechanics Bank’s receivables systems and confirm was that the Receivable was not notated as being more than 30 days past due as of the Cutoff Date.

Representation:

(d)    Characteristics of Receivables. Each Receivable

(i)        was originated by a Dealer in the ordinary course of such Dealer’s business and such Dealer had all necessary licenses and permits to originate Receivables in the State where it was located;

(ii)      was duly and properly executed by the parties thereto, was purchased by the Seller from a Dealer under a Dealer Agreement pursuant to which the Seller acquires Receivables in the ordinary course of business and was validly assigned by such Dealer to the Seller;

(iii)      contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security;

(iv)      is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

(v)       is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable;

(vi)      is a fixed rate, simple interest loan;

(vii)     shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the Receivable; and

(viii)    has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File related thereto.

Test:    Review the Schedule of Receivables, the Contract, the List of Approved Dealers and Mechanics Bank’s receivables systems to confirm that each of the characteristics listed in (i) through (viii) above is correct in all material respects.

Representation:

(e)      Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date:

(i)        each Receivable has an APR of not less than [●]% and not more than [●]%;

(ii)       each Receivable had an original term to maturity of not less than [●] months and not more than [●] months;

(iii)    each Receivable has a remaining term to maturity, as of the Cutoff Date, of not less than [●] months and not more than [●] months;

(iv)    each Receivable has a Cutoff Date Principal Balance of not less than $[●] and no more than $[●];

(v)     no Obligor as to any Receivable had a non-zero FICO® score of less than [●]; and

(vi)    as of the Cutoff Date, no Receivable had a scheduled maturity date later than [●].

Test:    Review the Schedule of Receivables, the Contract, the Receivable File and Mechanics Bank’s receivables systems to confirm that each of the characteristics listed in (i) through (vi) above is correct in all material respects.

Representation:

(f)      Compliance With Law. All requirements of applicable federal, State and (to the best knowledge of the Seller) local laws and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulation “M,” the Consumer Financial Protection Bureau’s Regulations “B” and “Z” applicable to consumer auto finance transactions, State unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

Test:    Review the Contract, the Schedule of Receivables, the Receivable File and Mechanics Bank’s receivables system and confirm (i) the Contract form is on the List of Approved Contract Forms, (ii) the Contract is properly completed, (iii) the Amount Financed is properly calculated, (iv) the total sales price is properly calculated, (v) the total of payments is properly calculated, (vi) the APR is properly calculated and (vii) the first payment due date as stated within the “when payments are due” section of the Truth in Lending section of the Contract is within an acceptable timeframe of the Contract Date.

Representation:

(g)      Origination. Each Receivable was originated in the United States to an Obligor who is a natural person and who is not an Affiliate of any party to any of the Basic Documents.

Test:    Review the Contract and confirm (i) such Contract form is on List of Approved Contract Forms, (ii) the Dealer is located in the United States, (iii) such Contract does not indicate the Obligor is other than a natural person and (iv) the name of the Obligor does not contain any wording to indicate it is a business, commercial entity or an Affiliate of any party to any of the Basic Documents and use online sources to confirm, if applicable.

Representation:

(h)    Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Receivable had full legal capacity to exercise and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

Test:    Confirm that the Contract form is on the List of Approved Contract Forms and that the Contract contains signature(s) in the “borrower” space (and any co-borrower, and/or guarantor space(s), if applicable).

Representation:

(i)    No Government Obligor. No Obligor is the United States or any State or any agency, department, subdivision or instrumentality thereof.

Test:    Review the buyer section on the Contract and confirm a person’s or business name is reported. If the buyer section on the Contract does not report a person’s or business name, confirm internet search results do not indicate the buyer to be a government agency, department, political subdivision or instrumentality.

Representation:

(j)    Obligor Bankruptcy. No Receivable is identified in the records of the Servicer as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date.

Test:    Review the Receivable File and any applicable servicing notes on Mechanics Bank’s receivables systems and confirm there is no indication of pending bankruptcy or insolvency proceedings.

Representation:

(k)    Receivable Schedule. The information regarding the Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

Test:    Review the Receivable File and confirm each attribute of the Receivable as reflected in the Schedule of Receivables is accurate is all material respects.

Representation:

(l)    Marking Records. By the Closing Date, the Seller will have caused the portions of the electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been transferred to the Purchaser or as otherwise required by the Purchaser.

Test:    Review Mechanics Bank receivables systems to confirm that such books, records and/or systems have been annotated to reflect such transfer of the Receivables.

Representation:

(m)    Chattel Paper. As of the Cutoff Date, (i) the Receivables constitute either “electronic chattel paper” or “tangible chattel paper” as such terms are defined in the relevant UCC, (ii) no more than [10%] of the Pool Balance is represented by Receivables constituting “electronic chattel paper” and (iii) at least [90%] of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

Test:    Review the Receivable Files and the Schedule of Receivables to confirm (i) the Contract form is on the List of Approved Contract Forms, (ii) the amount financed as reported on the Contract is greater than zero, (iii) there is documentation as of a lien against the financed vehicle; and (iv) that not more than [10%] of the Pool Balance is represented by Receivables constituting “electronic chattel paper.”

Representation:

(n)    One Original. There is only one original executed copy of each Receivable.

Test:	Confirm there is a final version of the Contract available for review and that the same contains signatures in the spaces for the buyer(s) and for the Dealer.

Representation:

(o)    Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains each of the documents referred to in the definition of such term in Appendix A of the Sale and Servicing Agreement. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The Receivable File for each Receivable currently is in the possession of the Custodian.

Test:    Review the Receivables File, Mechanics Bank’s receivables systems and the Custodian’s records to confirm that (i) the Contract is executed by a party representing itself to be the Obligor listed on such Contract, (ii) that such Contract appears on it its face to have been completed and (iii) that the Custodian’s record reflecting receipt of the related Receivable File does not indicate any omissions with respect to such Receivable File.

Representation:

(p)    Receivables in Force. As of the Cutoff Date, no Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part; no provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no Receivable has been modified as a result of application of the Servicemembers Civil Relief Act or the California Military Families Financial Relief Act.

Test:    Review Mechanics Bank’s receivables systems and the Receivables File (including title documents) and confirm that the Receivables exists on the servicing system as an active Receivable, that such systems do not reflect any amendment, modifications or notations with respect to Servicemembers Civil Relief Act or the California Military Families Financial Relief Act (or if so, then military orders are in notated in such systems) and that the title documents show the Seller or an entity listed on the List of Acceptable Name Variations as the first lienholder.

Representation:

(q)    Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or to be entered into by the Purchaser.

Test:    Review the Contract, the Receivables File and the Mechanics Bank servicing system and confirm that the Contract was completed on a form of contract listed on the List of Approved Contract Forms and that such Contract was properly and fully completed by the Dealer.

Representation:

(r)    Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any insurance policy.

Test:    Review Mechanics Bank’s receivables systems and the Receivable File and recalculate the Principal Balance based on the original finance amount, the interest rate and the payments made to date with respect to such Receivable.

Representation:

(s)    Security Interest in Financed Vehicle. The Seller has a first priority perfected security interest in all of the Financed Vehicles securing the Receivables, which security interest is assignable together with such Receivables and has been so assigned to the Purchaser. There are no Liens affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

Test:    Review the Schedule of Receivables, the Receivable file and Mechanics Bank’s receivables systems to confirm (i) the existence of the Receivable, (ii) the Seller or an entity listed on the List of Acceptable Name Variations is listed on the related title documents and (iii) that Mechanics Bank’s receivables system has no notations or record of other Liens on the Financed Vehicle or the Receivable.

Representation:

(t)    Notations of Security Interest in Financed Vehicle. With respect to each Receivable, (i) if the related Financed Vehicle is located in a State in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will be received within 180 days of the date of origination of such Receivable and will show the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle and (ii) if the related Financed Vehicle is located in a State in which the filing of a financing statement under the UCC is required or permitted to perfect such security interest, such filings have been duly made and show the Seller named as the secured party. With respect to each Receivable for which the title document has not yet been returned from the applicable registrar of titles, the Seller has (i) received written evidence from the related Dealer that such title document showing the Seller as first lienholder has been applied for or (ii) applied for such title document showing the Seller as first lienholder.

Test:    Review the related title and/or title application with respect to each related Receivable to confirm that the Seller is named as the holder of a first priority perfected security interest, secured party or first lienholder (as applicable) with respect to the Financed Vehicle related to such Receivable.

Representation:

(u)    No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Purchaser in any Receivable or the proceeds thereof.

Test:    Review the Schedule of Receivables and Mechanics Bank’s receivables system and confirm there is no indication or notation that the Seller has conveyed any rights with respect to the Receivable other than the conveyance contemplated by this transaction.

Representation:

(v)    Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

Test:    Review the Receivable File and confirm the form of Contract is the List of Approved Contract Forms and the form of Contract contains no express language permitted the related Obligor to assign its obligation thereunder to a third party not listed on the Contract and thereby release such Obligor of its obligations under the Receivable.

Representation:

(w)    No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

Test:    Review the Receivable File and Mechanics Bank’s receivables systems and confirm there is no evidence of litigation, other attorney involvement or notice from or on behalf of an Obligor as of the Cutoff Date.

Representation:

(x)    No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than a current payment delinquency of not more than 30 days as of the Cutoff Date) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

Test:    Review Mechanics Bank’s receivables systems (including any transactions histories and collection notes therein) related to such Receivable and confirm that is no indication of any default or breach of such Receivable.

Representation:

(y)    Insurance. Each Receivable requires the related Obligor to maintain a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (A) its maximum insurable value or (B) the Principal Balance due from the Obligor under the related Receivable, (ii) naming the Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Seller and its successors and assigns as additional insured parties and each Receivable permits, but does not require, the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Receivable was subject to force-placed insurance as of the Cutoff Date.

Test:    Review Schedule of Receivables, Mechanics Bank’s receivables system and the Contract to confirm the Contract contains language that required the Obligor to obtain and maintain insurance against physical damage to the Financed Vehicle in the amounts and per the terms specified above.

Representation:

(z)    Paid Ahead. As of the Cutoff Date, any amounts paid ahead on the Receivables have been applied to the Principal Balance of the Receivables, as reflected in the Schedule of Receivables.

Test:    Review the Schedule of Receivables and Mechanics Bank’s receivables systems with respect to such Receivable and recalculate the Principal Balance after taking into account all payments received with respect to such Receivable.

Representation:

(aa)    Interest Payable. With respect to each Receivable, interest will be charged and payable on the Principal Balance of the Receivable since the date of the last payment on the Receivable (and in all cases will be charged since the Cutoff Date).

Test:    Review the Schedule of Receivables and Mechanics Bank’s receivables systems, recalculate the amortization of such Receivable and confirm that all payments with respect to interest and principal have been accurately allocated as per the Contract form.

Representation:

(bb)    Underwriting Guidelines. Each Receivable has been originated in accordance with the Seller’s underwriting guidelines.

Test:    Review the Schedule of Receivables, the Receivable File, Mechanics Bank’s receivables systems and Mechanics Bank’s policies and procedures with respect to the origination of new contracts as in effect as of the related Contract Date (including policies related to permitted exceptions thereto) and confirm the terms and conditions expressed with respect to such receivable are in accordance with such policies and procedures (including permitted exceptions thereto).

Representation:

(cc)    Geographic. No Receivable was originated by a Dealer located in any State other than [●].

Test:    Review each Contract and confirm that the related Dealer lists its place of business address as any of the States of [●].